UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Glenlake Parkway NE Suite 900
Atlanta, GA 30328

(Address of principal executive offices)

(770) 691-6350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Securities Purchase Agreements

As previously reported, Meridian Waste Solutions, Inc. (the “Company”) is conducting a private placement offering to accredited investors (the “Offering”) of up to $3,000,000 of units (the “Units”), with each Unit comprised of (i) one (1) share of Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) and (ii) fifteen (15) warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.025 per share (“Common Stock”).

Effective November 17, 2017, pursuant to the Offering, the Company entered into definitive securities purchase agreements (the “Securities Purchase Agreements”) with four (4) accredited investors (the “Investors”), and an aggregate of 71,000 shares of Series E Preferred Stock and 1,065,000 Warrants will be issued, for aggregate gross proceeds to the Company of $710,000 (the “Final Closing”). Prior to the Final Closing, pursuant to previous closings of the Offering the Company had issued 229,000 shares of Series E Preferred Stock and 3,435,000 Warrants, for gross proceeds to the Company of $2,290,000, resulting in an aggregate of 229,000 shares of Series E Preferred Stock and 3,435,000 Warrants, for gross proceeds to the Company of $2,290,000. Upon completion of the Final Closing, the Offering has been fully subscribed and is now closed.

The Warrants are five year warrants to purchase shares of Common Stock at an exercise price of $1.20 per share, exercisable beginning six months after the date of issuance thereof. The Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock.

The Company utilized the services of Garden State Securities, Inc., a FINRA-registered placement agent, for the Offering, acting as exclusive placement agent, and Carter, Terry & Co., a FINRA-registered placement agent, for the Offering, acting as selected dealer. In connection with the Final Closing, the Company paid such exclusive placement agent an aggregate cash fee of $56,800, and will issue to such placement agent or its designees 56,800 Warrants. The net proceeds to the Company from the Final Closing, after deducting the foregoing fees and other Offering expenses, are expected to be approximately $650,000. In the aggregate, pursuant to the Offering, the Company paid such exclusive placement agent an aggregate cash fee of $176,700, and will issue to such placement agent or its designees 184,800 Warrants and the Company paid such selected dealer an aggregate cash fee of $48,300, and will issue to such selected dealer or its designees 55,200 Warrants. The aggregate net proceeds to the Company from the Offering, after deducting the foregoing fees and other Offering expenses, are expected to be approximately $2,690,000.

The Company intends to use the proceeds of the Final Closing for general working capital and/or capital expenditures. The Final Closing occurred following the satisfaction of customary closing conditions. Proceeds from prior closings of the Offering have been used for equipment, the acquisition of a manufacturing facility for Meridian Innovations, LLC, a wholly owned subsidiary of the Company and/or other general working capital and/or capital expenditures.

The representations and warranties contained in the Securities Purchase Agreements were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

In connection with the Offering and the Final Closing, the Company and each of the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall prepare and, as soon as practicable, but in no event later than 10 days from the date of the effectiveness of the resale registration statement filed in connection with the offering of units that included shares of the Company’s common stock underlying theSeries D Preferred Stock, file with the Securities and Exchange Commission (the “SEC”) an initial Registration Statement on Form S-3 covering the resale of all shares of Common Stock comprising the Units, including shares of Common Stock underlying the Warrants, or the largest amount thereof permissible. The Company shall use its best efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of the Registration Rights Agreement, declared effective by the SEC as soon as practicable.

The above description of the Warrants, Securities Purchase Agreements and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the forms of such documents, which are attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

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Closing of Membership Interest Purchase Agreement

On November 17, 2017, (the “Closing Date”), Mobile Science Technologies, Inc., a wholly owned subsidiary of the Company entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among four individuals, as sellers (together, the “Sellers”), the Company, and Mobile Science Technologies, Inc., as buyer (“Buyer”), pursuant to which Buyer acquired from Sellers all of Sellers’ right, title and interest in and to 100% of the membership interests (the “Membership Interests”) of WelNess Benefits, LLC, an Oklahoma limited liability company, and Integrity Lab Solutions, LLC, an Oklahoma limited liability company, that together own and operate laboratory marketing, management, and testing businesses.

As consideration for the Membership Interests, the Buyer paid $60,165.41 (the “Cash Payment”) to the Sellers, and, pursuant to an election made by the Sellers in connection with the closing of the Purchase Agreement, the Company issued 1,000,000 shares of its restricted common shares.

The Purchase Agreement provides for an earn-out opportunity, payable in cash to the Sellers on the sixtieth (60th) day after the first anniversary of the Closing Date, and again on the sixtieth (60th) day after second anniversary of Closing Date, each equal to twenty five percent (25%) of the combined earnings before interest, taxes and depreciation, excluding Accounts Receivables and capital expenditures, of the Operating Companies (as defined in the Purchase Agreement) (the “CA EBITDA”) for the immediately preceding 12-month period ending on October 31 of such year. On the sixtieth (60th) day after the third full anniversary of the Closing, the Buyer shall pay a cash bonus (the “Third Year Cash Bonus”) to Sellers equal twenty five percent (25%) of the combined earnings before interest, taxes and depreciation, excluding Accounts Receivables which are more than 120 days old and capital expenditures, of the Operating Companies (the “Last Year CA EBITDA”) for immediately preceding 12-month period ending on October 31 of such year.

As an additional earn-out opportunity, the Company shall issue to Sellers shares of the Company’s restricted common stock (the “Tranche III Shares”) as follows:  (i) on the ninetieth (90th) day after first anniversary of the Closing (“First Anniversary Earnout Payment Date”), Tranche III Shares in the amount equal to 500% of the CA EBITDA for the immediately preceding 12-month period ending on October 31 of such year, less the amount of the cash bonus paid on the First Bonus Payment Date, if any; and (ii) on the ninetieth (90th) day after the second, third, fourth, and fifth anniversaries of the Closing (each an “Anniversary Earnout Payment Date”), Tranche III Shares in the amount equal to the product of the Applicable Year Multiplier (as hereinafter defined) multiplied by the difference between the CA EBITDA for the immediately preceding 12-month period ending on October 31 of such year, less the amount of the applicable cash bonus, if any, paid on the immediately preceding Bonus Payment Date, (the “Adjusted CA EBITDA”) and less (x) the previous year’s Adjusted CA EBITDA on the second and third Anniversary Earnout Payment Date, or (y) the previous year’s CA EBITDA on the fourth and fifth Anniversary Earnout Payment Date.  The “Applicable Year Multiplier” to be used in calculating the Tranche III Share Values shall be 4 for the second Anniversary Earnout Payment Date, 3 for the third Anniversary Earnout Payment Date, 2 for the fourth Anniversary Earnout Payment Date, and 1 for the fifth Anniversary Earnout Payment Date.   The number of Tranche III Shares to be issued on any Anniversary Earnout Payment Date shall be calculated by dividing the Tranche III Share Value for the applicable Anniversary Earnout Payment Date by (a) the VWAP of the Company’s restricted common stock as of the last Trading Day prior to the applicable Anniversary Earnout Payment Date, or (b) $1.09, whichever is greater.

As additional consideration, the Company issued to Sellers, on the Closing Date, an aggregate of 1,000,000 five year warrants to purchase shares of Common Stock at an exercise price of $1.00 per share, exercisable beginning six months after the date of issuance thereof (the “Seller Warrants”). The Seller Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock.

The Purchase Agreement contains customary representations, warranties and covenants and closed upon satisfaction of customary closing conditions.

The above descriptions of the Purchase Agreement and Seller Warrants do not purport to be complete and are qualified in their entirety by the full text of the forms of such documents, which are provided as exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities underlying the Warrants, the Seller Warrants, and the securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 23, 2017)
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 23, 2017)
4.2	Form of Seller Warrant*
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 23, 2017)
10.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 23, 2017)
10.3	Form of Voting Agreement (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 23, 2017)
10.4	Form of Membership Purchase Agreement*

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: November 20, 2017	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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